ENDORSEMENT or RIDER NO.
THIS ENDORSMENT CHANGES THE POLICY.  PLESE READ IT CAREFULLY.

The following spaces preceded by an (*) need not be completed if this endorsement or rider and the Bond or Policy have the same inception date. ATTACHED TO AND FORMING PART
OF BOND OR POLICY NO.

490PB1088

DATE ENDORSEMENT OR
RIDER EXECUTED



* EFFECTIVE DATE OF ENDORSEMENT OR RIDER
	12:01 A.M. LOCAL TIME AS
	SPECIFIED IN THE BOND OR POLICY
   03/01/06

* ISSUED TO
JP MORGAN FUNDS


DELETE AN EXISTING ENDORSEMENT OR RIDER
For use with ICB005 - Ed. 7/04
MEL4165 Ed. 4-06

In consideration of the premium charged, it is understood and agreed that this bond is amended by deleting the following endorsement or rider, hereinafter called the Deleted Endorsement or Rider.
After the effective date hereof, the Deleted Endorsement or Rider is no longer a part of this bond.

Endorsement or Rider Title:	Amend Section 2.  Exclusions  Loss reporting
after
termination of Bond

Form Number:		ICB017

Edition Date:		7-04
















Nothing herein contained shall be held to vary, alter, waive, or extend any of the terms, conditions, provisions, agreements or limitations of the above mentioned bond, other than as above stated.



By




Authorized Representative

INSURED
 2005 The St. Paul Travelers Companies, Inc.  All Rights Reserved 	Page
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